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                                                                  EXHIBIT 10.167



                        DEVELOPMENT AND LICENSE AGREEMENT

                                   (TARGRETIN)


                                     BETWEEN

                              ELI LILLY AND COMPANY

                                       AND

                       LIGAND PHARMACEUTICALS INCORPORATED

                             DATED NOVEMBER 25, 1997



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                        DEVELOPMENT AND LICENSE AGREEMENT

                                   (TARGRETIN)

        THIS DEVELOPMENT AND LICENSE AGREEMENT ("AGREEMENT") is entered into as of November 25, 1997 between ELI LILLY AND COMPANY, an Indiana corporation having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 ("LILLY"),

                                       AND

     LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation having its principal place of business at 9393 Towne Centre Drive, San Diego, California 92121 ("LIGAND").


                                    RECITALS

        WHEREAS, Ligand is developing a compound known as Targretin for oncology, dermatology and metabolic diseases, and is engaged in a specific research program and development program aimed at understanding the applications of Targretin; and

        WHEREAS, Lilly is interested in developing and commercializing pharmaceutical products to treat and prevent medical conditions, including, but not limited to, diabetes mellitus, obesity, insulin resistance, dyslipidemia and cardiovascular disorders associated with insulin resistance and obesity and would like to collaborate with Ligand in an effort to develop and commercialize Targretin for use in treating these medical conditions; and

        WHEREAS, Ligand and Lilly believe that each party can bring significant and complementary strengths to such a collaboration.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter recited, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        When used in this Agreement, each of the following terms shall have the meanings as set forth below:



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        1.1 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock (or other comparable ownership interest for an entity other than a corporation) is owned or controlled, directly or indirectly, by a party, and any company or entity which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock (or other comparable ownership interest for an entity other than a corporation) of a party or equivalent power to direct the management or policies of such company or entity.

        1.2 "AGREEMENT TERM" shall mean the term of this Agreement, including any extensions thereof, commencing on the Effective Date and ending upon the expiration or earlier termination of this Agreement.

        1.3 "ALLIANCE DIRECTORS COMMITTEE" shall mean the committee described in
Section 2.3.

        1.4 "CALENDAR QUARTER" shall mean a quarter ending on March 31, June 30, September 30 or December 31 of each Calendar Year.

        1.5 "CALENDAR YEAR" shall mean the twelve month period ending on December 31.

        1.6 "COLLABORATION AGREEMENT" shall mean the Collaboration Agreement of even date herewith among Lilly, Ligand and Allergan Ligand Retinoid Therapeutics, Inc.

        1.7 "COMBINATION PRODUCT" shall mean a Drug Product which, in addition to Targretin, contains one or more pharmaceutically active ingredients.

        1.8 "COMMERCIALIZATION PROGRAM" shall mean all activities related to the development and commercialization of a Drug Product that occur after Phase III Enrollment including, without limitation, the conduct of Phase III Clinical Trials, activities associated with the preparation, filing and prosecution of an NDA and all activities related to commercialization of a Drug Product. The Commercialization Program shall also include all activities relating to manufacturing, including, without limitation, manufacturing process development and scale-up, chemistry, manufacturing and controls, and related activities regardless of whether they occur before or after Phase III Enrollment, and all research and related activities in support of an NDA that occur after Phase III Enrollment.

        1.9 "CONFIDENTIAL INFORMATION" shall mean all information, inventions, know-how and data disclosed by one party to the other party, or its respective Affiliates, pursuant to this Agreement, including without limitation, information relating to research and development plans, experiments, results and plans, the existence of compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and manufacturing,



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marketing, financial, regulatory, personnel and other business information and plans, whether in oral, written, graphic or electronic form and whether in existence as of the Effective Date or developed or acquired in the future, except where such information (i) is public knowledge at the time of disclosure by the disclosing party, (ii) becomes public knowledge through no fault of the receiving party, (iii) was in the possession of the receiving party at the time of disclosure by the disclosing party as evidenced by proper business records or
(iv) is disclosed to the receiving party by a Third Party, to the extent such Third Party's disclosure was not in violation of any obligation of confidentiality.

        1.10 "COVER" (including variations thereof such as "Covering", "Covered", and "Coverage") shall mean that the manufacture, use, import, offer for sale or sale of Targretin or Drug Product would infringe a Valid Claim; provided, with respect to a process or manufacturing patent, that such a Valid Claim therein effectively precludes Third Parties from manufacturing, using, importing, offering for sale and selling Drug Products. The determination of whether Targretin or a Drug Product is Covered by a particular Valid Claim shall be made on a country by country basis. A Valid Claim shall be deemed to provide effective preclusion hereunder where (i) there is no competing Drug Product being marketed or (ii) if a Drug Product is being marketed by a competitor, it infringes the Valid Claim (including any period in which, and provided that, the Valid Claim is being litigated).

        1.11 "DATA EXCLUSIVITY PERIOD" shall mean the period, if any, during which the FDA, or other equivalent regulatory agency in the case of countries other than the United States, prohibits reference, for purposes of seeking Regulatory Approval, to clinical and other data contained in the Regulatory Approval package relating to a Drug Product, without the consent of the party holding the NDA or equivalent Regulatory Approval.

        1.12 "DEVELOPMENT PLAN" shall mean the plan described in Section 3.1.

        1.13 "DEVELOPMENT PROGRAM" shall mean those activities with respect to a Drug Product that occur after the earlier of December 15, 1998 or the filing of an IND with respect to such Drug Product.

        1.14 "DRUG DELIVERY SYSTEM" shall mean enhancements of a Drug Product related to convenience of administration of the active ingredient such as injectors, pens, inhalers, sustained release formulations or transdermal patches, but not capsules, tablets, gel caps, solutions, normal pharmaceutical excipients or the like.

        1.15 "DRUG PRODUCT" shall mean every pharmaceutical composition in finished product form which contains therapeutic levels of Targretin and which is intended for administration to humans in the Field.

        1.16 "EFFECTIVE DATE" shall mean the effective date of the Collaboration Agreement.



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        1.17 "FDA" shall mean the United States Food and Drug Administration.

        1.18 "FIELD" shall mean the development and commercialization of Drug Products for use in the treatment, palliation, prevention and/or remission of all medical conditions including, but not limited to, diabetes mellitus, obesity, insulin resistance, dyslipidemia and cardiovascular disorders associated with insulin resistance and obesity, but excluding the treatment, palliation, prevention and/or remission of cancer and dermatological disease.

        1.19 "FIRST COMMERCIAL SALE" shall mean, in any particular country, the first sale for use by the general public of a Drug Product after receipt of Regulatory Approval in that country.

        1.20 "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

        1.21 "IND" shall mean an Investigational New Drug Application as defined in the United States Food, Drug, and Cosmetic Act and applicable regulations promulgated thereunder, as they are amended or supplemented from time to time, or an equivalent application under any successor law or regulations.

        1.22 "IND ACCEPTANCE" shall mean the earliest of (i) the filing with the FDA of an IND and the failure by the FDA, within thirty (30) days following filing, to object to the IND or institute a clinical hold, (ii) the removal of the objection or clinical hold referred to in (i) above, if any, or (iii) the acceptance of an equivalent application by the equivalent agency in a Major Foreign Market country.

        1.23 "JOINT PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof), and all patent applications (including provisional applications, divisions, continuations and continuations-in-part), heretofore or hereafter filed or having any legal force in any country together with any patents that have issued or in the future issue therefrom, jointly owned, in whole or in part, or jointly licensed by Ligand or any Ligand Affiliate and Lilly or any Lilly Affiliate. In the circumstance where the addition of new matter to a solely-owned patent application results in a continuation-in-part that is a Joint Patent, only the new matter shall be deemed jointly owned under this Agreement.

        1.24 "JOINT PROGRAM COMMITTEE" shall mean the committee described in
Section 2.4 of this Agreement.

        1.25 "JOINT TECHNOLOGY" shall mean all tangible or intangible know-how, trade secrets, routes of synthesis, ideas, processes, inventions (whether or not patentable), tests, assays, quality control or other data, clinical and preclinical results, technical information, and



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any physical, chemical or biological material, or any replication of any part of such material, which are jointly developed or acquired by Ligand or any Ligand Affiliate and Lilly or any Lilly Affiliate.

        1.26 "LIGAND PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof), and all patent applications (including provisional applications, divisions, continuations and continuations-in-part), heretofore or hereafter filed or having any legal force in any country together with any patents that have issued or in the future issue therefrom, which are owned, controlled, or licensed (with the right to disclose and sublicense and subject to the rights of Third Parties as of the Effective
Date), in whole or in part, by Ligand or any Ligand Affiliate, and which Cover Targretin and/or Drug Products, but excluding any Joint Patents.

        1.27 "LIGAND SYSTEMIC PRODUCT" shall mean any product sold or marketed by or on behalf of Ligand or any Ligand Affiliate or sublicensee for use outside the Field which contains Targretin and is intended for Systemic Administration.

        1.28 "LIGAND TECHNOLOGY" shall mean all tangible or intangible know-how, trade secrets, routes of synthesis, ideas, processes, inventions (whether or not patentable or patented), tests, assays, quality control or other data, clinical and preclinical results, technical information, and any physical, chemical or biological material, or any replication of any part of such material, which is or has been developed or acquired either before or after the Effective Date (with the right to disclose and sublicense and subject to the rights of Third Parties as of the Effective Date) by Ligand or any Ligand Affiliate reasonably necessary for the development, manufacture, use, import, offer for sale or sale of Targretin and/or Drug Products.

        1.29 "LIGAND TOPICAL PRODUCT" shall mean any product sold or marketed by or on behalf of Ligand or any Ligand Affiliate which contains Targretin and is topically applied but does not result in Systemic Administration of Targretin.

        1.30 "LILLY PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof), and all patent applications (including provisional applications, divisions, continuations and continuations-in-part), heretofore or hereafter filed or having any legal force in any country, together with any patents that have issued or in the future issue therefrom, owned, controlled, or licensed (with the right to disclose and sublicense and subject to the rights of Third Parties as of the Effective Date) in whole or in part, by Lilly or any Lilly Affiliate and which Cover Targretin and/or Drug Products, but excluding any Joint Patents.



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        1.31 "LILLY TECHNOLOGY" shall mean all tangible or intangible know-how, trade secrets, routes of synthesis, ideas, processes, inventions (whether or not patentable or patented), tests, assays, quality control or other data, clinical and preclinical results, technical information, and any physical, chemical or biological material, or any replication of any part of such material, which is or has been developed or acquired either before or after the Effective Date (with the right to disclose and sublicense and subject to the rights of Third Parties as of the Effective Date) by Lilly or any Lilly Affiliate, reasonably necessary for the development, manufacture, use, import, offer for sale or sale of Targretin and/or Drug Products.

        1.32 "LILLY ROYALTY TERM" shall mean, with respect to a Drug Product in each country, (a) if the manufacture, use, import, offer for sale or sale of the Drug Product in such country is Covered by a Lilly Patent, Ligand Patent or Joint Patent, the period of time equal to the longer of (i) *** from the date of First Commercial Sale of such Drug Product in such country or (ii) the expiration of the last-to-expire applicable patent in such country; provided, however, if the manufacture, use, import, offer for sale or sale of such Drug Product is Covered only by a Valid Claim of a pending patent application in such country, the Royalty Term shall expire, except as provided in (b) below, *** from the date of the First Commercial Sale in such country unless (A) the pending patent application Covering such Drug Product issues prior to the end of such *** period, in which case the Lilly Royalty Term shall not expire at the end of such *** period, or (B) the pending patent application Covering such Drug Product issues after the end of such *** period, in which case the Lilly Royalty Term shall expire at the end of such *** period but shall be reinstated from the date the patent issues, or (b) if the manufacture, use, import, offer for sale or sale of such Drug Product in such country is not so Covered by a Lilly Patent, Ligand Patent or Joint Patent, the period of time *** in such country. Ligand shall pay all royalties due to Allergan, Inc. on sales of Drug Products by Ligand.

        1.33 "MAJOR FOREIGN MARKETS" shall mean Japan, the United Kingdom, France, Germany, Spain, Italy, or the European Union as an entity.

        1.34 "MARKETING APPROVAL" shall mean the date on which Lilly, any Lilly Affiliate, Sublicensee or permitted assignee first receives final approval of the labeling letter in the United States or the equivalent approval in a Major Foreign Market with respect to a particular Drug Product.

        1.35 "NDA" shall mean, with respect to a particular Drug Product, the New Drug Application filed with the FDA pursuant to 21 U.S.C. Section 357 and 21 C.F.R. Section 314 with respect to that Drug Product, as they are amended or supplemented from time to time, or an equivalent application under any successor law or regulations.



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        1.36 "NDA FILING" shall mean, with respect to a particular Drug Product, the acceptance of an NDA by the FDA or acceptance of an equivalent filing by the equivalent agency in a Major Foreign Market country.

        1.37 "NET SALES" shall mean, with respect to a Drug Product, the gross amount invoiced by Lilly, a Lilly Affiliate or Sublicensee (other than Ligand and any Ligand Affiliate) to unrelated third parties for the Drug Product, less:

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        Such amounts shall be determined from the books and records of Lilly,
Lilly's Affiliate or Lilly's Sublicensee which shall be maintained in accordance with GAAP.

        In the event the Drug Product is sold in a country as part of a Combination Product, the Net Sales of the Drug Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the average sale price of the Drug Product for the reporting period when sold separately in finished form and B is the average sale price of the other product(s) sold separately in finished form; provided that, ***
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        In the event a Combination Product contains a Drug Product and a "Drug
Product" as defined in the Collaboration Agreement (which, for purposes of this
Section 1.37 shall be deemed a Drug Product hereunder), Net Sales of each Drug Product in the Combination Product shall be separately calculated as follows:
(i) if both Drug Products are sold separately in finished form, the Net Sales for each Drug Product in the Combination Product shall be separately calculated by multiplying the Net Sales of the Combination Product by the fraction A/A+B where A is the average sale price of the particular Drug Product for which Net Sales is being determined and B is the average sale price of the other Drug Product in the Combination Product; (ii) ***
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        1.38 "OPTION AGREEMENT" shall mean that certain Option and Wholesale
Purchase Agreement of even date herewith between Ligand and Lilly.

        1.39 "PHASE II CLINICAL TRIALS" shall mean small scale human clinical trials conducted by Lilly or any Lilly Affiliate in subjects to collect preliminary data regarding efficacy of the Drug Product in the particular medical condition for which it is being studied, as well as to obtain some indication of the dosage regimen required.

        1.40 "PHASE III CLINICAL TRIALS" shall mean large scale human clinical trials conducted by Lilly or any Lilly Affiliate in subjects and intended to generate data concerning the safety and efficacy of a Drug Product in the particular medical condition for which it is being studied sufficient to support registration of the Drug Product with drug regulatory authorities.

        1.41 "PHASE III ENROLLMENT" shall mean the enrollment and treatment of the first subject in Phase III Clinical Trials of a Drug Product.

        1.42 "PROTOCOLS" shall have the meaning set forth in Section 3.3 of this Agreement.

        1.43 "OPTION TERRITORY" shall have the meaning set forth in Section 4.4 of this Agreement.



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        1.44 "OPTION NOTICE" shall have the meaning set forth in Section 4.4 of this Agreement.

        1.45 "REGULATORY APPROVAL" shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Drug Product (including exports) in a jurisdiction in which Lilly or any Lilly Affiliate elects to market the Drug Product including, without limitation, approval of labeling, price, reimbursement and manufacturing.

        1.46 "RESEARCH PROGRAM" shall mean those activities with respect to Targretin that occur prior to the earlier of December 15, 1998 or the filing of an IND with respect to a Drug Product.

        1.47 "ROYALTY TERM" shall mean, with respect to a Drug Product in each country, (a) if the manufacture, use, import, offer for sale or sale of the Drug Product in such country is Covered by a Joint Patent, Lilly Patent or Ligand Patent, the period of time equal to ***
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        1.48 "STEERING COMMITTEE" shall mean the committee described in Section
2.2 of this Agreement.

        1.49 "SUBLICENSEE" shall mean (a) a Third Party to which Lilly or any Lilly Affiliate has licensed the right to sell a Drug Product or (b) a Third Party to which Lilly or any Lilly Affiliate has granted the exclusive right to promote and distribute a Drug Product in the United States, Japan, the United Kingdom, France, Germany, Spain or Italy under an arrangement substantially different from wholesale distributor arrangements typically employed in such countries.

        1.50 "SYSTEMIC ADMINISTRATION" shall mean administration of a pharmaceutical composition by any approved means with the purpose of obtaining pharmacological activity after the pharmaceutical composition reaches the systemic circulation.



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        1.51 "TARGRETIN" shall mean
4-[1-(3,5,5,8,8,-pentamethyl-5,6,7,8-tetrahydro-2-
naphthalenyl)-1-ethenyl]-benzoic acid, ***
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        1.52 "TECHNICAL OPERATING PLAN" shall mean the Research and Development
Technical Operating Plan as revised from time to time.

        1.53 "THIRD PARTY" shall mean any entity which is not a party or Affiliate of any party to this Agreement.

        1.54 "VALID CLAIM" shall mean any claim (a) issued in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer, or (b) of a pending patent application, so long as such patent application is being diligently prosecuted.


                                    ARTICLE 2

                          RESEARCH SCOPE AND GOVERNANCE

        2.1 PURPOSE AND SCOPE. The parties desire to collaborate in a Research Program and a Development Program to develop and commercialize Drug Product for use in the Field. Subject to the terms described herein, both Ligand and Lilly shall use their respective commercially reasonable efforts to achieve the goals set forth in this Agreement. Promptly after the Effective Date, Ligand will submit a draft Technical Operating Plan, covering the general subjects set forth on Schedule 2.1. The parties will promptly after submission by Ligand finalize the Technical Operating Plan. The governance provisions described herein shall relate to the conduct of the Research Program and the Development Program. Lilly shall be solely responsible for governance of the Commercialization Program. The Technical Operating Plan is intended as a work plan summarizing the present plans regarding key activities with respect to Drug Products. It is subject to amendment from time to time by the committees described below. Notwithstanding anything in the Technical Operating Plan to the contrary, the rights of the parties with respect to Drug Products shall be governed in all respects by the terms of this Agreement.

        2.2  STEERING COMMITTEE.

        (a) The Research Program and the Development Program shall be conducted under the overall direction of the Steering Committee comprised of four (4) members, with two (2) appointed by Ligand and two (2) appointed by Lilly. The Steering


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 Committee established by this Agreement shall be the same committee as the
Steering Committee established by the Collaboration Agreement. All actions of the Steering Committee with respect to the activities contemplated by this Agreement shall be governed by the terms of this Agreement. The initial members of the Steering Committee shall be: (a) for Ligand, D. Robinson and A. Negro-Vilar, and (b) for Lilly, J. Harper and J. Caro. *** Either party may change its representative on the Steering Committee at any time by prior written notice to the other party. The party hosting the meeting of the Steering Committee shall prepare and deliver to the other party one week prior to the meeting the agenda for the meeting. The party hosting the meeting of the Steering Committee shall prepare and deliver to the other party within ten (10) days after the date of such meeting, minutes of the meeting that set forth all decisions of the Steering Committee relating to the Research Program and the Development Program in form and content reasonably acceptable to the other party. Minutes shall be deemed approved unless any member of the Steering Committee objects to the accuracy of such minutes in writing to the other party within ten (10) business days of receipt. If a party objects to the minutes and the objection is not resolved, the objection will be deemed a dispute and resolved pursuant to Section 2.6.

               (b) The purpose of the Steering Committee shall be to make key strategy, policy and resource decisions regarding the Research Program and the Development Program and to carry out its other responsibilities described in this Agreement. The Steering Committee shall meet at least once in each Calendar Quarter, at such times and places as are agreed to by Ligand and Lilly, alternating between San Diego and Indianapolis, or such other locations as the members of the Steering Committee shall agree. Meetings of the Steering Committee may be attended by such other directors, officers and employees of each party as such party deems necessary, and by such consultants and non-employee agents of each party as the members of the Steering Committee may from time to time agree, but only members of the Steering Committee shall have the right to vote at such meetings. The Steering Committee, by unanimous consent, shall have the authority to amend or waive compliance with the provisions of this Agreement relating to the scheduling and conduct of the meetings of all committees established pursuant to this Agreement. Any dispute regarding any such amendment or waiver shall not be subject to the dispute resolution provisions of Section 2.6.

        2.3    ALLIANCE DIRECTORS COMMITTEE.

               (a) Promptly after the Effective Date, Lilly and Ligand each shall appoint one of their respective employees (each an "Alliance Director") to coordinate the execution of the Research Program and the Development Program. The Alliance Directors shall be the primary contacts between the parties with respect to the Research Program and the Development Program. Either party may change its designee as the Alliance Director upon prior written notice to the other party.

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               (b) Promptly after the Effective Date, Lilly and Ligand each shall appoint an Alliance Directors Committee to assist the Alliance Directors in the implementation and execution of the Research Program and the Development Program. The Alliance Directors Committee shall consist of both Alliance Directors and two (2) additional voting members, one (1) appointed by Ligand and one (1) appointed by Lilly. Meetings of the Alliance Directors Committee may be attended by Joint Program Committee representatives, as well as consultants and other agents of Ligand and Lilly as are deemed necessary by the Alliance Directors, but only members of the Alliance Directors Committee shall have the right to vote at such meetings. The Alliance Directors Committee shall report to the Steering Committee which shall have the right to review, accept, reject or modify all actions of the Alliance Directors Committee. Either party may change its members of the Alliance Directors Committee upon prior written notice to the other party.

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Alliance Directors Committee shall prepare and deliver to the other party one week prior to the meeting the agenda for the meeting. The party hosting the meeting of the Alliance Directors Committee shall prepare and deliver to the other party within ten (10) days after the date of such meeting, minutes of the meeting that set forth all decisions of the Alliance Directors Committee relating to the Research Program and the Development Program in form and content reasonably acceptable to the other party. Minutes shall be deemed approved unless any member of the Alliance Directors Committee objects to the accuracy of such minutes in writing to the other party within ten (10) business days of receipt. If a party objects to the minutes and the objection is not resolved, the objection will be deemed a dispute and resolved pursuant to Section 2.6.

               (d) The Alliance Directors Committee shall be responsible for the execution of the Research Program and the Development Program and direction of the Joint Program Committee. It may appoint such other committees or working groups, with such duties and memberships, as it deems appropriate. The Alliance Directors Committee shall have such additional duties and responsibilities as are given to it by the Steering Committee and shall meet with such frequency as is necessary to complete its duties and as may otherwise be required by the Steering Committee.

        2.4 JOINT PROGRAM COMMITTEE. Promptly after the Effective Date, Ligand and Lilly through the Alliance Directors Committee shall appoint the Joint Program Committee. The Joint Program Committee will be responsible for the day to day implementation of the Research Program and the Development Program. The Joint Program Committee shall consist of six (6) voting members, two (2) appointed by Ligand and four (4) appointed by Lilly. Decisions of the committee shall be made by majority vote with a quorum for any meeting consisting of all six members, provided, however, that if the Joint Program Committee is unable to act because of a lack of a quorum, either Lilly or Ligand may call a new meeting pursuant to five (5) days written notice at which a quorum shall consist of four
(4) members.



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Meetings of the Joint Program Committee may be attended by such other directors, officers and employees of each party as such party deems necessary, and by such consultants and non-employee agents of each party as the members of the Joint Research Committee may from time to time agree, but only members of the committee shall be entitled to vote. This committee shall report to the Alliance Directors Committee which shall have the right to review, accept, reject or modify all actions of the Committee subject to the dispute resolution mechanism set forth in Section 2.6. Any failure of the Alliance Directors Committee to review, accept, reject or modify actions of the Joint Program Committee may be treated as a dispute by the written request of a party and be resolved pursuant to Section 2.6. Either party may change its representatives on the Joint Program Committee upon written notice to the other party. The party hosting the meeting of the Joint Program Committee shall prepare and deliver to the other party one week prior to the meeting the agenda for the meeting. The party hosting the meeting of the Joint Program Committee shall prepare and deliver to the other party within ten (10) days after the date of such meeting, minutes of the meeting that set forth all decisions of the Joint Program Committee relating to the Research Program and the Development Program in form and content reasonably acceptable to the other party. Minutes shall be deemed approved unless any member of the Joint Program Committee objects to the accuracy of such minutes in writing to the other party within ten (10) business days of receipt.

        2.5 STAFFING AND FUNDING. Lilly shall pay to Ligand such research funds with respect to Drug Product, as are provided in the Collaboration Agreement. Lilly shall pay Ligand for costs incurred by Ligand in association with the performance of the preclinical activities required for the development of the Drug Products, as provided in Section 3.3. The resource requirements for the Research Program and the Development Program shall be determined by the Joint Program Committee and approved by the Alliance Directors Committee. Each party shall provide with respect to the Research Program and the Development Program such accounting, research and other information as is required of such party pursuant to the Collaboration Agreement. For reimbursement by Lilly to Ligand of costs associated with the Research Program and the Development Program, Lilly shall have such audit and review rights as are provided in the Collaboration Agreement. Staffing levels and credentials for personnel provided by Ligand shall be as set forth in the Collaboration Agreement.

        2.6 DISPUTE RESOLUTION. Any dispute arising from the Joint Program Committee shall first be presented to the Alliance Directors Committee for resolution. Any dispute arising from the Alliance Directors Committee shall be presented to the Steering Committee for resolution. Any disputes arising from the Steering Committee shall be presented to David Robinson or his successor as Chief Executive Officer of Ligand on behalf of Ligand, and August M. Watanabe or his successor as Chief Scientific Officer of Lilly on behalf of Lilly. These executives shall confer and consider each party's view and shall attempt in good faith to resolve such disagreements between themselves. If the executives cannot promptly resolve such disagreements and if such disagreements relate to the conduct of or decisions made as a part of the Development Program or the Commercialization Program, for example, disagreements regarding the initiation and termination of preclinical tests and clinical trials, the matter shall be decided by August M. Watanabe or his successor as Chief Scientific Officer of Lilly. If the dispute relates to the Research Program, the executives shall establish a mechanism to resolve the disagreement promptly and efficiently, without waiving any rights which either party may have under this Agreement, by law or otherwise. Any action requiring Steering Committee approval shall be subject to the dispute resolution provisions of this Section 2.6.

        2.7 STAFF AVAILABILITY. Each party shall make its employees, consultants, subcontractors and investigative sites engaged in the Research Program and the Development Program or serving on any committee available upon reasonable notice during normal business hours at their respective places of employment to consult with the other party on issues arising during the Research Program and the Development Program and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

        2.8 FACILITY VISITS. Representatives of Lilly and Ligand may, upon reasonable notice during normal business hours, (a) visit the facilities where the Research Program and the Development Program are being conducted and use commercially reasonable efforts to obtain permission to visit facilities where Targretin or Drug Product are or will be manufactured and tested, (b) consult informally, during such visits and by telephone, with personnel for the other party performing work on the Research Program and the Development Program, and
(c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit (i) the sites of any experiments or tests being conducted by such party in connection with the Research Program and the Development Program, but only to the extent in each case such experiments or tests relate to Drug Products, and (ii) any manufacturing facility where Targretin or Drug Product are being manufactured. On such visits, an employee of the party conducting the research or development shall accompany the employee(s) of the visiting party. If requested by the other party, Ligand and Lilly shall cause appropriate individuals working on the Research Program and the Development Program to be available for meetings at times and places reasonably convenient to the party responding to such request.


                                    ARTICLE 3

                          CLINICAL DEVELOPMENT PROGRAM

        3.1 DEVELOPMENT PLAN. The Joint Program Committee or its designee shall prepare and oversee an overall development plan (the "Development Plan") for the Drug Product which shall describe the proposed toxicology studies, clinical trials, regulatory plans, and other key elements of the development work necessary for completion of development activities through completion of Phase II Clinical Trials. In developing such plan, the Joint

Program Committee shall take into account Lilly's requirements for the Commercialization Program. To be effective, the Development Plan shall be reviewed by the Alliance Directors Committee and shall be subject to review and approval by the Steering Committee prior to its implementation. Progress towards the goals of the plan shall be reviewed by the Steering Committee on a semi-annual basis. Lilly shall be responsible for the conduct of the Development Program and Ligand shall provide reasonable consultation and advice. The Development Plan is intended as a work plan for the development activities with respect to Drug Products and may be amended from time to time by the appropriate committee. Notwithstanding anything in the Development Plan to the contrary, the rights of the parties with respect to Drug Products shall be governed in all respects by the terms of this Agreement.

        3.2 REGULATORY APPROVALS. The parties shall use commercially reasonable efforts consistent with their respective responsibilities hereunder to obtain all necessary Regulatory Approvals. Except where Regulatory Approvals for the Drug Product are legally required to be in Ligand's name, Lilly shall have the sole right to obtain Regulatory Approvals for the Drug Product, which shall be in Lilly's name, and Lilly shall own all submissions in connection therewith. All formulary or marketing approvals for the Drug Product shall also be obtained by and in the name of Lilly. Notwithstanding anything to the contrary herein, Lilly shall handle all matters with drug regulatory agencies concerning Drug Products and shall be the sole contact with such agencies. Nothing in this
Section 3.2 shall constitute a limitation on Ligand's right to seek, obtain or own regulatory, marketing or formulary approvals for any product outside the Field.

        3.3 DEVELOPMENT COSTS. Lilly shall pay all costs incurred by Ligand after the Effective Date in the Development Program (including those costs related to Regulatory Approvals), except that (a) Ligand shall pay all costs incurred in connection with the completion of clinical protocols L1069DM-01, and pre-clinical protocols 97-2520, 97-3346, 97-7068, 97-7065 and all other clinical and pre-clinical protocols ongoing as of the Effective Date in the Field (the "Protocols"), except for such costs, if any, related to changes in the Protocols requested by Lilly in writing and approved by the Joint Program Committee or the Lilly Alliance Director as an expense to by paid by Lilly, and (b) Ligand shall pay its own costs of providing reasonable consultation and advice to Lilly. The costs to be paid by Lilly shall include all costs incurred by Ligand after the Effective Date in connection with preclinical activities required by the Development Program, except to the extent such services are paid for by "Research Funds" as contemplated by and defined in the Collaboration Agreement. Lilly shall pay Ligand for all expenses incurred pursuant to this Section 3.3 and which are not otherwise paid for with the Research Funds as contemplated by and defined in the Collaboration Agreement as follows: Ligand will be paid for all Ligand employees at the rate of *** for each Scientific Person Year (as defined in the Collaboration Agreement) and all third party costs at Ligand's costs. Ligand shall permit Lilly to review Ligand's records of the hours worked by Ligand employees and the third party costs incurred by Ligand for the purpose of verifying the costs to be paid by Lilly pursuant to this Section 3.3.



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                                       15

                                    ARTICLE 4

                                COMMERCIALIZATION

        4.1 COMMERCIALIZATION. All decisions regarding the Commercialization Program, including without limitation pricing and terms of sale and assignment of Ligand personnel allocated under Section 3.1 of the Collaboration Agreement with respect to the Drug Product, shall be determined by Lilly, in its sole discretion; provided, however, that Ligand's participation in the Commercialization Program shall be approved by the Steering Committee, subject to the dispute resolution provisions of Section 2.6, and in no event shall such Ligand participation be disruptive of Ligand programs not funded by Lilly.

        4.2 MARKETING PARTNERS FOR DRUG PRODUCT. Lilly shall have the right to appoint one or more Lilly Affiliates and one or more Third Party marketing partners to promote, co-promote, distribute, market or co-market any Drug Product in any country of the world where such an arrangement would be beneficial for pricing approvals or overall market share. In the event Lilly elects to appoint a marketing partner, Lilly shall have the right to supply the Drug Product to such partner at such prices as Lilly shall determine. With the consent of Ligand, which consent will not be unreasonably withheld, Lilly may, in connection with the appointment of a marketing partner, assign to such partner some or all of Lilly's obligations under the Development Program with respect to one or more countries, provided that such assignment shall not release Lilly from any obligations it may have under this Agreement.

        4.3 COMMERCIAL DILIGENCE. Lilly shall use commercially reasonable efforts to obtain Regulatory Approval for and to market, sell and distribute Drug Products in all countries of the world.

        4.4 OPTION TO DISTRIBUTE LIGAND SYSTEMIC PRODUCTS. Lilly shall have the exclusive option to distribute all Ligand Systemic Products in the United States, the European Union as an entity and Japan (the "Option Territory") for such period of time as Lilly shall have the inchoate or actual obligation to pay Ligand a royalty on Net Sales of Drug Products. For such distribution services, Ligand shall pay Lilly *** of net sales of Ligand Systemic Products, determined in the same manner as Net Sales are calculated pursuant to Section 1.37, substituting therein "Ligand" for "Lilly" wherever such term appears. Each party shall provide written notice (the "Option Notice") to the other party no later than seven (7) months prior to the date the first party estimates in good faith that it will file an application for Regulatory Approval with respect to the first Ligand Systemic Product, in the case of Ligand, or the first Drug Product, in the case of Lilly, in any country in the Option Territory, informing the other party of the estimated filing date for the application. Lilly shall then have a period of thirty (30) days after the date of the Option Notice to exercise its option under this Section 4.4 by delivering a written notice of exercise to Ligand. The option provided hereunder may only be exercised in any or all of the United States, the European Union as an entity and/or Japan and, if Lilly exercises the option, not later than the filing of



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                                       16
an application for Regulatory Approval with respect to the first Drug Product in any country in the Option Territory, Lilly and Ligand shall execute a written distribution agreement providing for Lilly's distribution of Ligand Systemic Products under terms substantially similar to those set forth in this Section
4.4 and Schedule 4.4.

        4.5 TARGRETIN MANUFACTURE. If Lilly or any Lilly Affiliate is manufacturing Targretin, Ligand shall have the right to purchase Targretin from Lilly or the Lilly Affiliate pursuant to a written supply agreement in form reasonably satisfactory to the parties, for use in Ligand Systemic Products and Ligand Topical Products. During the Research Program and the Development Program, Lilly will develop a manufacturing plan with the advice and consultation of Ligand. In connection with clinical trials with respect to Drug Products, Lilly anticipates purchasing, and shall have the right to purchase through Ligand, Targretin from Ligand's current suppliers at the price charged to Ligand by its current suppliers plus Ligand's direct order costs, including all material and labor costs, whether direct or reasonably allocated, directly related to Lilly's orders hereunder. Ligand will use commercially reasonable efforts to cause its suppliers to permit quality assurance and quality control inspections of their facilities and otherwise to cooperate with Lilly. Ligand recognizes that Lilly does not intend to use any clinical material that does not meet Lilly quality assurance/quality control standards; accordingly, Ligand will not process any order from Lilly to Ligand's supplier that Ligand reasonably believes would be filled with clinical material that does not meet such standards and will promptly notify Lilly of its failure to process the order. In the event that inadequate supply is available, the parties will agree upon an equitable division of supply. Ligand shall take commercially reasonable efforts to obtain supplies of Targretin for Lilly subject to Ligand's needs to conduct development and commercialization activities outside the Field. For so long as Lilly is purchasing Targretin from Ligand, Lilly shall provide Ligand with rolling annual forecasts of its needs for Targretin on a quarterly basis.

        4.6 TRADEMARKS. Lilly shall select one or more trademarks, not likely to cause confusion, mistake or to deceive, with respect to Targretin or such other marks as Ligand selects for the Ligand Systemic Products and/or the Ligand Topical Products to be used in connection with the marketing of the Drug Products. Such trademarks shall be owned solely by Lilly.


                                    ARTICLE 5

                         ROYALTY AND MILESTONE PAYMENTS

        5.1    ROYALTIES.

        (a) Subject to the terms set forth in this Agreement (including, but not limited to, Section 5.1(b) below) and during the Royalty Term, in partial consideration for the licenses and services provided hereunder, Lilly shall pay Ligand the following royalties based on worldwide aggregate Net Sales of each Drug Product during a Calendar
Year:

               *** of Net Sales for that portion of Net Sales of the Drug Product in such Calendar Year that are less than *** .

               *** of Net Sales for that portion of Net Sales of the Drug Product in such Calendar Year that equal or exceed *** but are less than *** .

               *** of Net Sales for that portion of Net Sales of the Drug Product in such Calendar Year that equal or exceed *** but are less than *** .

               *** of Net Sales for that portion of Net Sales of the Drug Product in such Calendar Year that equal or exceed *** .

        Commencing January 1, 1999 and on January 1 of each year thereafter the threshold and ceilings for the different royalty percentages will be increased by *** over the levels in effect during the immediately preceding Calendar Year. No royalty shall be paid on sales by Lilly or any Lilly Affiliate of Ligand Systemic Products.

        (b) In the event Ligand does not exercise the "Ligand Option" or gives the "Rejection Notice" as provided in Section 1 of the Option Agreement and has not previously exercised the "268/324 Royalty Option" under Section 6.1(b) of the Collaboration Agreement, Ligand shall have the option to increase the royalties payable on Targretin (the "Targretin Royalty Option") by *** of the royalty rates provided in Section 5.1(a) above (e.g., the royalty for that portion of Net Sales in such Calendar Year that are less than *** would be increased from *** ). To exercise the Targretin Royalty Option, Ligand must deliver written notice to Lilly within thirty (30) days after the first to occur of (i) the date Ligand receives (A) the payment of the Phase III Enrollment milestone for Compound 268 (as defined in the Collaboration Agreement) pursuant to Section 7.2 of the Collaboration Agreement or (B) written notice from Lilly acknowledging that the Phase III Enrollment milestone for Compound 268 has been satisfied, (ii) the date Ligand receives (A) the payment of the Phase III Enrollment milestone for Compound 324 (as defined in the Collaboration Agreement) pursuant to Section 7.2 of the Collaboration Agreement or (B) written notice from Lilly acknowledging that the Phase III Enrollment milestone for Compound 324 has been satisfied or (iii) the date Ligand receives (A) the payment of the first Phase III Enrollment milestone for Targretin pursuant to
Section 5.4 of this Agreement or (B) written notice from Lilly acknowledging that the first Phase III Enrollment milestone for Targretin has been satisfied. If Ligand does not deliver written notice within the required thirty (30) days, the Targretin Royalty Option shall be deemed to have expired.



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

        5.2 ROYALTY PAYMENTS. Royalty payments under this Agreement shall be made to the receiving party within seventy-five (75) days following the end of each Calendar Quarter for which royalties are due.

        5.3 ROYALTY TO LILLY. Subject to Section 6.5 of the Collaboration Agreement, if Lilly and its Affiliates terminate development and commercialization of all Drug Products under Section 10.4 after filing an IND or an equivalent application in any Major Foreign Market with respect to a Drug Product and, thereafter, Ligand manufactures, sells or causes to be manufactured or sold the Drug Product, Ligand shall pay Lilly, during the Lilly Royalty Term, a royalty on Net Sales of the Drug Product during each Calendar Year, calculated as provided in Section 1.37, substituting therein "Ligand" for "Lilly" wherever such term appears. The percentage of Net Sales to be paid by Ligand shall vary in connection with the progress Lilly or any Lilly Affiliate shall have made toward obtaining Marketing Approval of the Drug Product as follows:

               (a) If Lilly or any Lilly Affiliate has not filed an IND or an equivalent application in any Major Foreign Market with respect to the Drug Product, Ligand shall *** of the Drug Product.

               (b) If Lilly or any Lilly Affiliate has filed an IND or an equivalent application in any Major Foreign Market but has not enrolled and treated a patient in Phase III Clinical Trials with respect to the Drug Product, Ligand shall *** of the Drug Product.

               (c) If Lilly or any Lilly Affiliate has enrolled and treated a patient in Phase III Clinical Trials but has not filed an NDA or an equivalent application in any Major Foreign Market with respect to the Drug Product, Ligand shall *** of the Drug Product.

               (d) If Lilly or any Lilly Affiliate has filed an NDA or an equivalent application in any Major Foreign Market with respect to the Drug Product, Ligand shall *** of the Drug Product.

        5.4 MILESTONE PAYMENTS. Provided that Lilly has not terminated this Agreement under Section 10.3, upon achievement of any milestone event listed below with respect to a Drug Product, Lilly shall pay a milestone fee to Ligand on or before the seventy-fifth (75th) day following achievement of the milestone as provided below:



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                                       19

Milestone


1     IND Acceptance (other than pursuant                       ***
      to the Protocols)

2     Phase III Enrollment                                      ***

3     NDA Acceptance                                            ***

4     Marketing Approval                                        ***


        Notwithstanding the immediately preceding sentence, unless Lilly terminates this Agreement as provided in Section 10.3 before IND Acceptance,Lilly shall pay the IND Acceptance milestone amount within three (3) Lilly working days after the earlier of: (i) IND Acceptance or (ii) December 15, 1998. The milestone payments set forth above will be paid only for the first indication of the Drug Product to achieve the required status and no milestone payment shall be made more than once with respect to any other formulations or indications of the Drug Product. *** In the event that Phase II Clinical Trials and Phase III Clinical Trials are combined or other doubts exist regarding the achievement of the Phase III Clinical Trials milestone, the Steering Committee or its designee shall determine the point in the trials at which the Phase III milestone has been achieved. Notwithstanding the provisions of Section 2.6 of this Agreement, in the event that the Steering Committee (i) is unable to agree or (ii) is no longer in existence and no designee has been named, the determination shall be made by the mutual agreement of the parties.


                                    ARTICLE 6

                                    LICENSES

        6.1 LICENSES TO LILLY. Subject to the other provisions of this Agreement, Ligand and its Affiliates hereby grant to Lilly and its Affiliates an exclusive, worldwide license, even as to Ligand and its Affiliates, with the right to grant sublicenses, under Ligand's and its Affiliates' interests in the Joint Patents, Joint Technology, Ligand Patents and Ligand Technology to develop, make, have made, use, have used, import, offer for sale, sell and have sold Drug Products, including the right to sell Targretin to Sublicensees for formulation as Drug Products. Ligand and its Affiliates shall retain all their respective rights under Joint Patents, Joint Technology, Ligand Patents and Ligand Technology not explicitly granted to Lilly and its Affiliates hereunder.



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                                       20

        6.2    LICENSES TO LIGAND.

               (a) Subject to the other provisions of this Agreement, Lilly and its Affiliates hereby grant to Ligand and its Affiliates an exclusive, worldwide license, even as to Lilly and its Affiliates, with the right to grant sublicenses, under Lilly's and its Affiliates' interests in the Joint Patents, Joint Technology, Lilly Patents and Lilly Technology to make, have made, use, have used, import, offer for sale, sell and have sold formulations of Targretin for use outside the Field. Notwithstanding the above, neither Lilly nor its Affiliates grant any license under this Section 6.2(a) under the Lilly Patents or the Lilly Technology that was not actually used by Lilly or any of its Affiliates in connection with the research, development or manufacture of Targretin at any time prior to First Commercial Sale.

               (b) In the event that Lilly terminates this Agreement pursuant to
Section 10.3 or terminates development and commercialization with respect to all Drug Products pursuant to Section 10.4, the licenses granted under Section 6.1 to Lilly and its Affiliates shall terminate and Ligand shall have the right to obtain from Lilly and its Affiliates an exclusive, worldwide license, even as to Lilly and its Affiliates, with the right to grant sublicenses, under Lilly's and its Affiliates' interests in the Joint Patents, Joint Technology, Lilly Patents and Lilly Technology to develop, make, have made, use, have used, import, offer for sale, sell and have sold Drug Products. Lilly shall provide written notification of early termination of this Agreement under Section 10.3 or termination of development and commercialization with respect to all Drug Products under Section 10.4, as the case may be, and Ligand shall have ninety
(90) days from the receipt of such notification from Lilly to elect to obtain the exclusive license referred to above in this Section 6.2(b). Such election shall be made by written notification to Lilly. If Ligand elects to obtain such an exclusive license, such license shall be granted upon receipt by Lilly of Ligand's written election to obtain such license and shall be subject to the royalty provisions of Section 5.3. Notwithstanding the above, neither Lilly nor its Affiliates grant any license under this Section 6.2(b) under the Lilly Patents or the Lilly Technology that was not actually used by Lilly or any of its Affiliates in connection with the research, development or manufacture of Targretin at any time prior to First Commercial Sale.


                                    ARTICLE 7

                             INFORMATION AND REPORTS

        7.1 INFORMATION DISCLOSURE. Promptly after the Effective Date, Ligand shall disclose and make available to Lilly all Ligand Patents and Ligand Technology relating to Targretin. During the Research Program and the Development Program, Lilly and Ligand will disclose and make available to each other promptly (and in any event as soon as it is generally available within their respective organizations) the results of the work conducted in connection with the Research Program and the Development Program, including without limitation all structural, preclinical, clinical, regulatory, and other information known by Lilly or Ligand concerning Targretin and Drug Products. Lilly shall own and maintain its database of clinical trial data and adverse drug event information accumulated from all clinical trials of Drug Products for which it was responsible. In the event that Lilly terminates this Agreement pursuant to Section 10.3 or terminates development and commercialization with respect to all Drug Products pursuant to Section 10.4, Lilly will permit Ligand, at no cost to Ligand other than the direct costs of assembling, reproducing and transmitting the data, to make copies of all material information described in the immediately preceding sentence and use such information in connection with Regulatory Approvals. Ligand shall own and maintain its database of clinical trial data and adverse drug event information accumulated from all clinical trials of Targretin outside the Field. Lilly and Ligand each shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other party to the extent reasonably required for the performance of its obligations under this Agreement (with the party owning the records determining what is reasonably required). Each party shall treat the records and the information of the other party contained therein as Confidential Information and shall not use or disclose such records or information except to the extent permitted by this Agreement.

        7.2 COMPLAINTS. Each party shall maintain a record of all complaints it receives with respect to Drug Products or any Ligand product containing Targretin. Except as otherwise provided in Section 7.3, each party shall notify the responsible party in reasonable detail of any complaint received by it and within three (3) days after the event, and in any event in sufficient time to allow the responsible party to comply with any and all regulatory requirements imposed upon it in any country in which the Drug Product is being marketed.

        7.3 ADVERSE EVENT REPORTING. Lilly and Ligand agree to provide each other with all information necessary or desirable to comply with the laws and regulations of governmental regulatory authorities with respect to Targretin and Drug Products, as the case may be. In furtherance thereof, Lilly and Ligand agree to develop appropriate adverse experience reporting procedures and to:

               (a) provide to each other any significant information on Targretin or any Drug Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as serious or unexpected adverse experience reports from clinical trials and commercial experiences with Targretin or a Drug Product.

               (b) report to one another in such a manner and time so as to enable each party to comply with all governmental laws and regulations in countries for which Regulatory Approval is or will be sought.

        7.4 USE OF INFORMATION. Information contained in reports made pursuant to this Article 7 or otherwise communicated between the parties will be subject to the confidentiality provisions of Article 9 below. Lilly may use any information obtained by it (either by its own efforts or by disclosure from Ligand) pursuant to this Agreement for the purposes of obtaining Regulatory Approval for Drug Products throughout the world. Each party shall have the right to use the Confidential Information disclosed by the other party without charge, but only to the extent necessary to enable each party to carry out their respective roles defined in this Agreement.

        7.5 PUBLICATIONS. During the term of the Research Program, Ligand and Lilly each acknowledge the other party's interest in publishing certain information gathered during the collaboration to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. The Steering Committee, or its designee, will establish procedures for review of publications that will address the process, timing and criteria for decision while taking into account both Ligand's and Lilly's policies for publication review and approval. The Steering Committee, or its designee (the "Publication Subcommittee"), shall consider each such proposed publication that arises during the term of the Research Program by reviewing an advance draft of all written publications and an abstract of all oral presentations, which shall be submitted not later than 45 days prior to the first submission for publication in the case of written publications and 45 days prior to submission of the abstract to the organizers of the forum at which the oral presentation is to be made. If, within 30 days of receipt of the advance copy of a party's proposed written publication or abstract of a proposed oral presentation, the Steering Committee or its Publication Subcommittee informs such party that its proposed publication or presentation could be expected to have a material adverse effect on any Ligand Patents, Ligand Technology, Lilly Patents, Lilly Technology, Joint Patents or Joint Technology developed or acquired during the term of the Research Program, then such party shall delay such proposed publication or presentation for a period of up to 90 days or, if longer, a commercially reasonable period of time, to enable modifications to the publication or presentation for patent, trade secret, or commercial reasons or to allow for patent(s) preparation and filing of the information involved, if such information pertains to a patentable invention. If any material changes are made to the advance copy prior to publication or presentation, the final version shall be submitted for review by the Steering Committee or the Publication Subcommittee, which shall then have a period of 10 business days to review the final version.

        If, within 30 days of receipt of an advance copy or within 10 business days of receipt of the final version of a party's proposed publication or presentation, the Steering Committee or the Publication Subcommittee has failed to act with respect to such party's proposed publication or presentation, then such proposed publication or presentation shall be regarded as approved by the Steering Committee and may be published or presented. The disclosure of information that has been previously approved or is not Confidential Information shall not require the review and approval of the Steering Committee under this
Section 7.5.

        7.6 REGULATORY REPORTING. The parties acknowledge that either or both parties will be required to submit information and file reports with various governmental agencies in addition to those contemplated by the preceding sections. Without limiting the generality of Article 3 above, the Joint Program Committee or its designee, with the approval of the Steering Committee, shall establish procedures to be followed by the parties which will facilitate the coordination of the parties in complying with their respective regulatory obligations, and the parties agree to cooperate with each other as necessary to allow each party to comply with its regulatory obligations. Lilly shall coordinate all contacts with regulatory agencies with respect to Drug Products, keeping Ligand appropriately advised of such contacts. Each party shall consult with the other party before responding to any inquiries from regulatory agencies regarding Targretin or the manufacture thereof, provided however, each party may make such communication as required by law.

        7.7    SALES REPORTS.

               (a) During the term of this Agreement and after First Commercial Sale of a Drug Product in any country, Lilly shall furnish or cause to be furnished to Ligand on a quarterly basis a written report or reports covering each Calendar Quarter (each such Calendar Quarter being sometimes referred to herein as a "reporting period") showing (i) the Net Sales of each Drug Product in each country during the Royalty Term by Lilly, its Affiliates, Sublicensees and assigns, and (ii) the royalties which shall have accrued under Article 5 in respect of such sales and the basis for calculating those royalties. With respect to sales of Drug Products invoiced in United States Dollars ("Dollars"), the Net Sales amounts and the amounts due to Ligand hereunder shall be expressed in Dollars.

               With respect to sales of Drug Products invoiced in a currency other than Dollars, the Net Sales shall be calculated using Lilly's then current standard exchange rate methodology for the translation of foreign currency sales into Dollars. Each quarterly report shall be accompanied by a listing of the exchange rates used in calculating Net Sales covered by such quarterly report. Lilly will at Ligand's reasonable request but not more frequently than once a Calendar Quarter inform Ligand as to the specific exchange rate translation methodology, if any, used for a particular country or countries. In the event that any exchange rate translation methodology changes, Lilly will inform Ligand of the change in the quarterly report next due.

               Each quarterly report shall be due on the seventy-fifth (75th) day following the close of each reporting period. Lilly shall keep accurate records in sufficient detail to enable the amounts due hereunder to be determined and to be verified by the independent public accountants described hereunder. Lilly shall furnish annually to Ligand appropriate evidence of payment of any tax or other amount required by applicable laws or regulations to be deducted from any royalty payment, including any tax or withholding levied by a foreign taxing authority in respect of the payment or accrual of any royalty.

               (b) All payments shall be made in Dollars at the time of quarterly reporting. If at any time legal restrictions prevent the prompt remittance of any payments with respect to any country where Drug Products are sold, Lilly or its sublicensees or marketing partners shall have the right and option to make such payments by depositing the amount thereof in local currency to Ligand's account in a bank or depository in such country.

Upon the written request of Ligand, at Ligand's expense and not more than once in or in respect of any Calendar Year, ***
                                       ***
                                       ***
                                       ***
Upon the expiration of thirty-six (36) months following the end of any Calendar Year, the calculation of amounts payable with respect to such fiscal year shall be binding and conclusive upon Ligand, and Lilly and its sublicensees and marketing partners shall be released from any liability or accountability with respect to payments for such year. The report prepared by the independent public accountant, a copy of which shall be sent or otherwise provided to Lilly by such independent public accountant at the same time it is sent or otherwise provided to Ligand, shall contain the conclusions of such independent public accountant regarding the audit and will specify that the amounts paid to Ligand pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment. If such independent public accountant's report shows any underpayment, Lilly shall remit or shall cause its sublicensees or marketing partners to remit to Ligand within thirty (30) days after Lilly's receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment exceeds ten percent (10%) of the total amount owed for the Calendar Year then being audited, the reasonable and necessary fees and expenses of such independent public accountant performing the audit, subject to reasonable substantiation thereof. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. Ligand agrees that all information delivered or subject to review under this Section 7.7 or under any sublicensee or marketing agreement is Confidential Information and that Ligand shall retain all such information in confidence.

        7.8 STATUS REPORTS. At any time after the committees referred to in
Article 2 cease to exist, Lilly shall, upon request, and not more frequently than semi-annually, provide to Ligand a written report summarizing the activities of Lilly with respect to the Drug Products, the contents of such report to be as set forth on Schedule 7-8.


                                    ARTICLE 8

                              INTELLECTUAL PROPERTY

        8.1    PATENTABLE INVENTIONS AND TECHNOLOGY.

               (a) OWNERSHIP. Lilly will disclose to Ligand all Lilly Technology and Joint Technology and Ligand will disclose to Lilly all Ligand Technology and Joint Technology to the extent developed or acquired during the Research Program and the



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                                       25

Development Program promptly after the disclosing party recognizes the significance thereof unless the same shall have been developed as part of a collaboration with a Third Party, the terms of which prohibit disclosure to the other party. All Ligand Patents and Ligand Technology shall be owned by Ligand, all Lilly Patents and Lilly Technology shall be owned by Lilly and all Joint Patents and Joint Technology shall be owned jointly by Ligand and Lilly, inventorship to be determined in accordance with U.S. laws of inventorship, where applicable.

               (b) PATENT PROSECUTION. Ligand shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Ligand Patents and any patentable inventions encompassed by Ligand Technology. Lilly shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Lilly Patents, Joint Patents and any patentable inventions based on or arising from Lilly Technology or Joint Technology. Each party will consult the other party with respect to its choice of external patent counsel and will keep that party continuously informed of all material developments relating to the preparation, filing, prosecution and maintenance of patents and patent applications covered by this Agreement. Each party shall endeavor in good faith to coordinate its efforts with those of the other party to minimize or avoid interference with the prosecution of the other party's patent applications. To the extent practicable, each party shall provide the Steering Committee or its designee with a copy of any patent application which first discloses any specific Lilly Technology, Ligand Technology or Joint Technology, prior to filing the first of such applications in any jurisdiction, for review and comment by such committee or its designee.

               (c) COSTS. Subject to the provisions of subsection (d) below, the party initially responsible for all costs incurred in the preparation, filing, prosecution and maintenance of a patent pursuant to Section 8.1(b) shall bear all costs incurred in the preparation, filing, prosecution and maintenance of such patents; provided, however, that Ligand shall pay *** of all reasonable external expenses incurred by Lilly while prosecuting and maintaining Joint Patents. External expenses will include patent office fees and taxes in connection with the filing, prosecution and maintenance of any patent or patent application and the fees of any outside patent attorneys or agents in connection with the ex parte preparation, filing, prosecution and maintenance thereof. The allocation of such expenses will occur on an annual basis at the end of each Calendar Year, at which time Lilly will provide Ligand with an itemized list of external expenses denominated in Dollars incurred during the previous annual period in prosecuting and maintaining Joint Patents and Ligand will reimburse Lilly's expenses within sixty (60) days of the date of receipt of this itemized list.

               (d) DISCONTINUANCE OF PATENT PROSECUTION. The party initially responsible for preparation, filing, prosecution and maintenance of a particular Lilly Patent, Ligand Patent or Joint Patent (the "Initial Responsible Party") shall give thirty (30) days advance notice (the



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                                       26

"Discontinuance Election") to the other party of any intention or decision to cease preparation, filing, prosecution and maintenance of that patent (a "Discontinued Patent"); provided, however, that abandonment of a patent application in favor of a continuation or continuation-in-part thereof shall not constitute discontinuance of the parent application. In such case, the other party may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the Discontinued Patent at its sole expense subject to the prior rights of Third Parties. The party so continuing shall own any such patent or patent application and patents maturing therefrom, subject to the prior rights of Third Parties, and the Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other party to file or to continue prosecution or maintenance, including assigning ownership of such patents and patent applications to the party electing to continue. Discontinuance may be on a country-by-country basis or for a patent application or patent series in total. In the event that Lilly exercises its Discontinuance Election with respect to a Discontinued Patent in a particular country, Lilly's license under Section 6.1 with respect to that Discontinued Patent shall terminate with respect to such country.

        8.2    INFRINGEMENT CLAIMS BY THIRD PARTIES.

               (a) In the case of any claim of infringement of a patent owned by a Third Party based upon the making, having made, using, having used, importing, offering for sale, selling or having sold Targretin in a Drug Product, and the patent Covers Targretin per se, or the use of Targretin per se in the treatment of diabetes mellitus, obesity, insulin resistance, dyslipidemia, and cardiovascular disorders associated with diabetes mellitus or insulin resistance, (i) Lilly shall have the right to obtain a license from the Third Party and credit *** of any royalty payable to the Third Party against the royalty payable to Ligand, but in no event will Ligand's royalty each year be reduced by more than *** , or (ii) if Lilly and/or Ligand is sued for infringement by such Third Party, Lilly shall control and defend or settle the action at its expense and shall pay any damages or other monetary awards resulting therefrom, and Lilly shall be entitled to credit *** of such monetary award against the royalties payable to Ligand, but in no event will Ligand's royalty each year be reduced by more than *** .

               (b) If a claim of infringement is made against Lilly and/or Ligand by a Third Party and that claim is based upon a claim of infringement for use of an assay system or biological material used in an assay system (for example, the co-transfection assay or a gene or protein used therein) which is Ligand Technology and the claim of infringement is not based on a patent claim which covers a compound or its method of use or any other separately patented technology, then (i) Lilly shall have the right to obtain a license from the Third Party and credit *** of any royalty payable to the Third Party against the royalty payable to Ligand arising from the infringing use, but in no event will Ligand's royalty each year be reduced by more than *** , or (ii) if Lilly and/or Ligand is sued for infringement by such Third Party, Ligand shall control and defend or settle the action and Ligand and Lilly shall share equally all expenses of the action and any damages or



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                                       27
other monetary award resulting therefrom. Lilly shall have the right to approve any settlement of any such action, which approval will not be unreasonably withheld.

               (c) If a claim of infringement is made against Lilly by a Third Party based upon a claim of patent infringement not arising under (a) or (b) above, Lilly shall have the obligation to control and defend or settle the claim at its sole expense (including the payment of any damages, attorneys' fees or other monetary awards).

        8.3    INFRINGEMENT CLAIMS AGAINST THIRD PARTIES.

               (a) Ligand and Lilly each agree to take commercially reasonable actions to protect their respective Patents and Technology from infringement and from unauthorized possession or use.

               (b) If any Ligand Patent, Ligand Technology, Lilly Patent, Lilly Technology, Joint Patent or Joint Technology is infringed or misappropriated, as the case may be, by a Third Party, the party to this Agreement first having knowledge of such infringement or misappropriation, or knowledge of a reasonable probability of such infringement or misappropriation, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail. Subject to the rights of Third Parties, the owner of the Patent or Technology shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement or misappropriation of such Patent or Technology by a Third Party using its own counsel and the other party shall have the right, to be represented in such action by its own counsel. The Steering Committee shall determine, or if the Steering Committee is no longer in existence, the parties shall mutually determine, which party shall have the primary responsibility to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of Joint Patents or Joint Technology and the other party shall have the right to be represented by its counsel. The costs and expenses of all suits brought by the party having the primary right or responsibility to institute, prosecute, and control such action or prosecution (including the costs and expenses of the other party and its separate counsel, if any, should the other party elect to participate in such action or proceeding) shall be paid *** by Lilly and *** by Ligand and all damages or other monetary awards recovered therein remaining after the pro rata reimbursement of such costs and expenses shall be split (i) *** to Lilly and
(ii) *** to Ligand. If the party having the primary right or responsibility to institute, prosecute, and control such action or prosecution fails to do so within a period of one hundred twenty (120) days after receiving notice of the infringement, the other party, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and the other shall not have the right to participate in such action or proceeding except that such party may be joined as a party plaintiff and, in case of joining, such party agrees to give the other party reasonable assistance and authority to file and to prosecute such suit. All costs and expenses



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                                       28
of any suit brought by the party not having the primary right or responsibility to institute, prosecute and control such action or prosecution (including the costs and expenses incurred by the other party in providing reasonable assistance to the party initiating the action or proceeding) shall be paid, and all damages or other monetary awards recovered therein shall be retained, by the party initiating the action or proceeding. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.3 may be entered into without the joint consent of Ligand and Lilly (which consent shall not be unreasonably withheld).

        8.4 NOTICE OF CERTIFICATION. Ligand and Lilly each shall immediately give notice to the other of any certification filed under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 claiming that a Joint Patent, a Ligand Patent or a Lilly Patent is invalid or that any infringement will not arise from the manufacture, use or sale of any Drug Product by a Third Party. If Ligand decides not to bring infringement proceedings against the entity making such a certification with respect to a Ligand Patent, Ligand shall give notice to Lilly of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. Lilly may then, but is not required to, bring suit against the party that filed the certification. If Lilly decides not to bring infringement proceedings against the entity making such a certification with respect to a Joint Patent or a Lilly Patent, Lilly shall give notice to Ligand of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. Ligand may then, but is not required to, bring suit against the party that filed the certification. Any suit by Lilly or Ligand may be in the name of Lilly or in the name of Ligand, or jointly by Lilly and Ligand, as may be required by law. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

        8.5 PATENT TERM EXTENSIONS. The parties shall cooperate with each other in gaining patent term extensions and/or supplementary protection certificates wherever applicable to patents Covering Drug Products and for products which Ligand has rights to market outside the Field. The party first eligible to seek extension of such patent shall have the right to do so; provided, that if in any country the first party has an option to extend the patent term for only one of several products, the first party will consult with the other party before making the election. If more than one patent is eligible for extension, the Steering Committee shall agree upon a strategy that will maximize patent protection for Drug Products and for products which Ligand has rights to market outside the Field. All filings for such extensions and certificates shall be made by the party to whom the patent is assigned, provided, however, that in the event that the party to whom the patent is assigned elects not to file for an extension or supplementary protection certificate, such party shall (i) inform the other party of its intention not to file and (ii) grant the other party the right to file for such extension or certificate.

                                    ARTICLE 9

                        CONFIDENTIALITY AND NONDISCLOSURE

        9.1 CONFIDENTIALITY. Unless otherwise set forth in this Agreement, for a period from the Effective Date until five (5) years following the later of: (a) the termination of this Agreement or (b) if Lilly or one or more of its Affiliates is marketing a Drug Product, the date on which Lilly and its Affiliates cease to market any Drug Product, each party and its respective Affiliates shall maintain in confidence all Confidential Information, and shall not, except as contemplated by this Agreement, disclose Confidential Information or use Confidential Information for its benefit or the benefit of others, without the consent of the disclosing party (the "Disclosing Party"). Documents made available to the receiving party (the "Receiving Party") shall remain the property of the Disclosing Party and shall be returned upon written request of the Disclosing Party, except that one copy of all such information may be retained for legal archival purposes by the Receiving Party.

        9.2 AUTHORIZED DISCLOSURE. Each party may disclose Confidential Information for the purpose of making various regulatory filings and complying with applicable governmental regulations, and to sublicensees (potential and actual), marketing partners (potential and actual), consultants and others having a need to know for the purposes of development, manufacture or marketing of Targretin or Drug Products pursuant to this Agreement, provided that such sublicensees, marketing partners, consultants and others shall also agree to appropriate and comparable confidentiality and non-use provisions. In addition, each party shall be entitled to disclose Confidential Information to the extent required by applicable law, orders of courts, regulatory authorities or similar bodies having jurisdiction over the party ("Legal Process"). The Receiving Party shall promptly notify the Disclosing Party of any request or demand by Legal Process for disclosure of Confidential Information. With respect to any disclosure of Confidential Information, including the text of this Agreement, for the purpose of complying with applicable government regulations, the disclosing party shall give the other party an opportunity to review and comment upon the extent of any such disclosure of Confidential Information prior to disclosure.

        9.3 NONDISCLOSURE OF AGREEMENT. Neither party shall disclose any information about this Agreement without the prior written consent of the other. Consent shall not be required, however, for (a) disclosures to tax or other governmental authorities or to potential or actual sublicensees, or marketing partners to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each party agrees to use its commercially reasonable efforts to secure confidential treatment of such information, (b) disclosures of information for which consent has previously been obtained or (c) information which has previously been publicly disclosed. Each party shall have the further right to disclose the terms of this Agreement as required by applicable law, including the rules and regulations promulgated by the Securities and Exchange Commission, and to disclose such information to shareholders or potential investors as is customary for publicly-held companies. Any copy of this Agreement to be filed with the Securities and Exchange Commission shall be redacted to the satisfaction of both parties; provided, in the event that the Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing party shall inform the other party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the Securities and Exchange Agreement, but in any event the filing party shall be free to include any portions of the Agreement it deems necessary to respond to the objections in any future filings. Without limiting the generality of the foregoing and except in the circumstance where a party's outside counsel advises the party that immediate disclosure is required, in the event that a Receiving Party intends to disclose Confidential Information as permitted under this Article 9, such a party will provide to the Disclosing Party a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consult with the other on the necessity for the disclosure and the text of the proposed release within a reasonable time in advance of the proposed disclosure. Without limiting the generality of this Section 9.3, Ligand may allow Allergan, Inc. ("Allergan") to review a copy of this Agreement, for the sole purpose of complying with Ligand's obligation to Allergan under that certain Amended and Restated Technology Cross License Agreement, dated as of September 24, 1997, among Allergan, Ligand and Allergan Ligand Retinoid Therapeutics, Inc. Any copy of this Agreement disclosed under this Article 9 shall be redacted to the satisfaction of both parties.

        9.4 SURVIVAL. The confidentiality obligations of this Article 9 shall survive the termination or expiration of the Agreement.

        9.5 PRESS RELEASES. Press releases or other public communication by either party relating to the collaboration contemplated by this Agreement shall be approved in advance by the other party, except for those communications required by law, disclosures of information for which consent has previously been obtained or information which has been previously disclosed, or as otherwise set forth in this Agreement.


                                   ARTICLE 10

                        TERM AND TERMINATION OF AGREEMENT

        10.1 TERM. This Agreement shall become effective on the Effective Date and shall continue in effect, unless terminated earlier as described hereunder or by mutual written agreement of the parties, until the later of either: (1) the expiration of the last to expire Lilly Patent, Ligand Patent or Joint Patent Covering a Drug Product; (2) in the event that Lilly or any Lilly Affiliate is developing or marketing a Drug Product in accordance with the terms of this Agreement but there is no issued Lilly Patent, Ligand Patent or Joint Patent Covering a

Drug Product, then *** from the date of the most recent First Commercial Sale with respect to a Drug Product, if any; or (3) the expiration of the last applicable Data Exclusivity Period with respect to a Drug Product.

        10.2 TERMINATION FOR MATERIAL BREACH. Either party shall have the right to terminate this Agreement after ninety (90) days written notice to the other in the event the other is in material breach of this Agreement, unless the other party cures the breach before the expiration of such period of time. Such notice shall set forth in reasonable detail the specifics of the breach. In the event of termination under this Section 10.2 by Lilly, all licenses granted under this Agreement to Lilly and its Affiliates shall not be affected and shall continue in full force and effect, and Lilly and its Affiliates shall have the right to exercise all such licenses (subject to all payment and other surviving obligations as set forth in Section 10.6). All licenses granted under this Agreement to Ligand and its Affiliates shall automatically terminate upon such termination by Lilly. In the event of termination under this Section 10.2 by Ligand, all licenses granted under this Agreement to Ligand and its Affiliates shall not be affected and shall continue in full force and effect, and Ligand and its Affiliates shall have the right to exercise all such licenses (subject to all payment and other surviving obligations as set forth in Section 10.6). All licenses granted under this Agreement to Lilly and its Affiliates shall automatically terminate upon such termination by Ligand. Notwithstanding the foregoing, Lilly shall be permitted to distribute and sell all supplies of Drug Products in its inventory at the time of termination until such supplies are exhausted.

        10.3 EARLY TERMINATION. At any time on or before December 15, 1998, Lilly shall have the right to terminate this Agreement upon written notice to Ligand if Lilly determines, for any reason, that it does not wish to proceed with development of any Drug Product. In the event Lilly terminates the Agreement under this Section 10.3, Lilly's and its Affiliates' license (including any royalty obligations related thereto) granted under Section 6.1 shall terminate. The rights granted Ligand and its Affiliates under Section 6.2 shall survive any early termination of this Agreement by Lilly under this
Section 10.3.

        10.4 TERMINATION OF DEVELOPMENT FOR FAILURE TO MEET GOALS. Ligand acknowledges that the development and commercialization of Drug Products is an inherently uncertain process, and that there can be no assurance either that Drug Products can be successfully developed or that the potential commercial rewards available for the commercialization of Drug Products, when weighed against the costs and uncertainties involved and compared to Lilly's other commercial opportunities, will be sufficient to justify Lilly's continued efforts to develop and/or commercialize Drug Products. After December 15, 1998, if Lilly in good faith concludes that further efforts under this Agreement would not be in the best interests of Lilly, or if Lilly's Portfolio Management Committee or its successor decides to cease work on the Drug Product, Lilly shall so notify Ligand, and the parties shall then promptly meet to explore whether any steps may be taken that would lead Lilly to conclude that further efforts would be justified. In the event the parties are unable to agree to continue efforts within ninety (90) days of Lilly's notice to Ligand provided for above, Lilly

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

shall be entitled to terminate further development or commercialization of a Drug Product upon written notice to Ligand and Lilly's and its Affiliates' license (including any royalty obligations related thereto) granted under
Section 6.1 with respect to such Drug Product shall terminate. The rights granted Ligand and its Affiliates under Section 6.2 shall survive any early termination of development or commercialization by Lilly under this Section 10.4.

        10.5 TERMINATION UPON INSOLVENCY. This Agreement may be terminated by either party upon notice to the other should the other party:

               (a) consent to the appointment of a receiver or a general assignment for the benefit of creditors, or

               (b) file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within 60 days of such filing.

        10.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS, RESIDUAL RIGHTS. Upon expiration or early termination of this Agreement, except as provided herein to the contrary, all rights and obligations of the parties shall cease, except as follows:

               (a) obligations to pay royalties and other sums accruing hereunder up to the date of termination;

               (b) the right to complete the manufacture and sale of Drug Products, which qualify as "work in process" under GAAP or which are in stock at the date of termination, and the obligation to pay royalties on Net Sales of such Drug Products;

               (c) the obligations to pay milestones and royalties with respect to Drug Products;

               (d) all provisions regarding confidentiality shall continue in full force and effect;

               (e) obligations for record-keeping and accounting reports for so long as Drug Products are sold, plus three (3) years. At such time after termination of this Agreement when sales or other dispositions of Drug Products have ceased, Lilly or Ligand, as the case may be, shall render a final report along with any royalty payment due;

               (f) the parties rights to inspect books and records as described in Article 7;

               (g) in the event that Lilly terminates this Agreement pursuant to
Section 10.3, the obligation to provide information to Ligand pursuant to
Section 7.1;

               (h) the obligations of defense and indemnity as described in
Article 11;

               (i) any cause of action or claim of a party accrued or to accrue because of any breach or default by the other party hereunder (subject to applicable statutes of limitation);

               (j) in the event of expiration of this Agreement under Section 10.1, Lilly shall have a fully paid-up, perpetual license to the rights granted pursuant to Section 6.1 solely with respect to the unpatented Ligand Technology, and Ligand shall have a fully paid-up, perpetual license to the rights granted pursuant to Section 6.2 solely with respect to the unpatented Lilly Technology; and

               (k) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and content are intended to survive.


                                   ARTICLE 11

                                    INDEMNITY

        11.1 CLAIMS. Each party hereby agrees to indemnify, defend and hold harmless the other party and its Affiliates, and their respective officers, directors, agents and employees from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable attorneys' fees and other costs of defense other than claims for patent infringement (which shall be resolved pursuant to Article 8) ("Claims"), (a) resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Targretin or Drug Products by the indemnifying party, its Affiliates, agents or Sublicensees (other than a party hereunder), but only to the extent such Claims do not result from the negligence or intentional misconduct of the party seeking indemnification, or (b) resulting directly from a breach of any representation or warranty of the indemnifying party contained in Article 12 of this Agreement.

        11.2 DEFENSE. Any entity entitled to indemnification under this Article 11 shall give prompt written notice to the indemnifying party of any Claims with respect to which it seeks indemnification, and the indemnifying party shall have the option to assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims. Except with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, the indemnifying party may not enter into any settlement of such litigation unless such settlement includes an unqualified release of the indemnified party.

        11.3 INSURANCE. Ligand and Lilly shall each have and maintain such type and amounts of liability insurance covering the manufacture, supply, use and sale of Targretin and Drug Products as is normal and customary in the pharmaceutical industry generally for parties similarly situated, and will upon request provide the other party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.


                                   ARTICLE 12

                         REPRESENTATIONS AND WARRANTIES

        Each party hereby represents and warrants to the other party as of the Effective Date as follows:

        12.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and is contemplated in this Agreement.

        12.2 AUTHORIZATION. Such party (a) has the corporate power and authority and the legal right to enter into the Agreement and perform its obligations hereunder, and (b) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid, binding obligation of such party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

        12.3 ABSENCE OF LITIGATION. Such party is not aware of any pending or threatened litigation (and has not received any communication) which alleges that such party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such party would violate, any of the intellectual property rights of any other person.

        12.4 CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with the Agreement have been obtained.

        12.5 NO CONFLICT. The execution and delivery of the Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable law or regulation or any provision of articles of incorporation or bylaws of such party in any material way, and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such party is bound.

        12.6 PATENTS. Except as such party has otherwise advised the other party in writing, such party represents and warrants to the other that, to the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement and that it is not aware of any communication alleging that it has violated or by conducting its business as contemplated by this Agreement would violate any of the intellectual property rights of any other person. As used herein, "intellectual property rights" means all patent rights, copyrights, trademarks, trade secret rights, chemical and biological material rights and know-how rights necessary or useful to make, use, import, offer for sale or sell Targretin and/or Drug Products.

        12.7 PRIOR DATA. Ligand represents and warrants to Lilly that it has made (or will make) available to Lilly (to the extent the same exists and is material to assessing the commercial, medical, clinical or regulatory potential of Targretin) all toxicology studies, clinical data, manufacturing process data and other information in its possession regarding Targretin that would be reportable to the FDA under 21 C.F.R. 200 et. seq., and that to the best of its knowledge, such data and information is accurate and complete and is what it purports to be. Lilly represents and warrants to Ligand that it will make available to Ligand (to the extent the same exists and is material to assessing the commercial, medical, clinical or regulatory potential of Targretin) all toxicology studies, clinical data, manufacturing process data and other information in its possession regarding Targretin that would be reportable to the FDA under 21 C.F.R. 200 et. seq., and that to the best of its knowledge, such data and information will be accurate and complete and what it purports to be.

        12.8 NO DEBARMENT. Such party will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that none of it, its employees, or any person providing services to such party in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.

        12.9 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Ligand hereby agrees to use its commercially reasonable efforts to comply with the terms and conditions of those certain license agreements set forth in Schedule 12.9. In addition, Ligand hereby agrees to timely pay all royalty and milestone payments required to be paid under those certain license agreements set forth in Schedule 12.9 during the Research Program Term and thereafter only as necessary to grant Lilly the licenses granted pursuant to Section 6.1. Ligand hereby represents and warrants to Lilly that to Ligand's knowledge, there is no material unauthorized use, infringement or misappropriation of the Ligand Patents Covering Targretin.



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

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

        13.1 GOVERNING LAW. The Agreement shall be governed by the laws of the State of Indiana, without regard to Indiana choice of law provisions.

        13.2 DISPUTE RESOLUTION PROCESS. In the event of any dispute relating to this Agreement or the collaborative effort contemplated hereby, the parties shall, prior to instituting any lawsuit, arbitration or other dispute resolution process on account of such dispute, follow the procedures for dispute resolution set forth in Section 2.6 of this Agreement if such dispute relates to the conduct of or decisions made as part of the Research Program or the Development Program. In the event of any dispute relating to or arising from this Agreement which a party does not believe is covered by Section 2.6 and prior to instituting any litigation with respect thereto, the dispute shall be presented to David Robinson or his successor as Chief Executive Officer of Ligand on behalf of Ligand, and August M. Watanabe or his successor as chief scientific officer of Lilly on behalf of Lilly; provided, however, that this provision shall not prevent either party from seeking a preliminary injunction or other equitable relief in the event such party believes it will suffer irreparable harm. These executives shall confer and consider each party's view and shall attempt in good faith to resolve the dispute between themselves or, if they are unable to so resolve the dispute, to establish a mechanism to resolve the dispute promptly and efficiently. In the event said executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within thirty (30) days, either party shall be entitled to institute litigation and seek such remedies as may be available.

        13.3 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given, upon receipt, if mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by overnight delivery (receipt verified) to the address below, or given personally or transmitted by facsimile to the number indicated below (with confirmation).

To Lilly:
                      Eli Lilly and Company
                      Lilly Corporate Center
                      Indianapolis, IN  46285
                      Attention:  General Counsel
                      Fax:  (317) 276-9152



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To Ligand:
                      Ligand Pharmaceuticals Incorporated
                      9393 Towne Centre Drive
                      San Diego, CA  92121
                      Attention:  General Counsel
                      Fax:  (619) 625-4521

Any party may, by written notice to the others, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

        13.4 FORCE MAJEURE. If either party's performance hereunder is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, accidents, labor disturbances, breakdown of plant or equipment, lack or failure of transportation facilities, unavailability of equipment, sources of supply or labor, raw materials, power or supplies, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any sub-division, authority or representative thereof, or by reason of any other cause whatsoever (provided that in all such cases the party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) ("Force Majeure") it shall as soon as reasonably practicable notify the other party of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other party. Neither party shall be deemed to lose any rights under this Agreement or be in breach of this Agreement or otherwise be liable to the other party by reason of any delay in performance or nonperformance of any of its obligations hereunder, except with respect to payment obligations, to the extent that such delay and nonperformance is due to any Force Majeure of which it has notified the other party and the time for performance of that obligation shall be extended accordingly.

        13.5 WITHHOLDING TAXES. If either party is required by the United States government or other authorities to withhold any tax on the amounts payable by that party to the other party under this Agreement, that party shall be allowed to do so, and shall in such case remit payments to the other party net of such withheld amount, provided that the withholding party furnishes the other party with reasonable evidence of such withholding payment in electronic or written form as soon as practicable after such withholding in order that the other party may use the withholding tax paid as a tax credit.

        13.6 ENTIRE AGREEMENT. This Agreement, its exhibits and schedules, the Confidentiality Agreements between Ligand and Lilly dated September 30, 1996, January 23, 1997 and May 8, 1997, the Collaboration Agreement, the Option Agreement and the Stock Purchase Agreement between Ligand and Lilly of even date herewith sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein and merges all prior discussions and agreements between them. No party shall be bound by any



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

representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of both parties. No termination of the Collaboration Agreement shall terminate this Agreement. Any terms of the Collaboration Agreement referred to in this Agreement shall be deemed incorporated herein by reference and shall survive any termination of the Collaboration Agreement.

        13.7 NON-WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        13.8 DISCLAIMER OF AGENCY. This Agreement shall not constitute any party the legal representative or agent of another, nor shall any party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

        13.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

        13.10 ASSIGNMENT. Lilly may discharge any obligations and exercise any right hereunder through an Affiliate although Lilly shall remain ultimately responsible for the proper discharge of all obligations hereunder notwithstanding any assignment or delegation to any such Affiliate. References to Lilly shall include any Affiliate of Lilly to whom such an assignment or delegation has been made in accordance with this Agreement. Except as provided in this Section 13.10, or otherwise expressly provided in this Agreement, neither Lilly nor Ligand shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, not to be unreasonably withheld, and any attempted delegation or assignment without such written consent shall be of no force or effect. Without such written consent, either Ligand or Lilly may assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon the permitted successors and assigns of the parties.



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



        13.11 HEADINGS. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting or defining the content of said sections or paragraphs.

        13.12 LIMITATION OF LIABILITY. No party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

        13.13 INTERPRETATION. This Agreement has been jointly prepared by the parties and their respective legal counsel and ambiguities shall not be strictly construed against either party.

        13.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

        13.15 COMPLIANCE WITH LAWS. Each party shall, and shall cause its respective Affiliates to, comply in all material respects with all federal, state, local and foreign laws, statutes, rules and regulations applicable to the parties and their respective activities under this Agreement.

        13.16 FURTHER ACTIONS. Each party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.


                [Remainder of this page intentionally left blank]



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



        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                   ELI LILLY AND COMPANY



                                   By:     /s/ August M. Watanabe
                                      ------------------------------------------
                                           August M. Watanabe
                                           Executive Vice President

                                   LIGAND PHARMACEUTICALS INCORPORATED



                                   By:     /s/ David E. Robinson
                                      ------------------------------------------
                                           David E. Robinson
                                           President and Chief Executive Officer



              [SIGNATURE PAGE TO DEVELOPMENT AND LICENSE AGREEMENT]

                                  SCHEDULE 2.1

                            TECHNICAL OPERATING PLAN




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

                                  Schedule 4.4


        This Schedule sets forth the material terms of the distribution agreement to be executed by Ligand and Lilly in the event that Lilly properly exercises its option to distribute all Ligand Systemic Products under Section
4.4 of the Agreement. Capitalized terms used but not defined herein will have the meaning given to them in the Agreement.

        1. Ligand shall appoint Lilly as its exclusive distributor of the Ligand Systemic Products for that portion of the Option Territory for which Lilly exercises the Option (the "Lilly Territory").

        2. Lilly shall use its commercially reasonable efforts to distribute, sell and book sales of the Ligand Systemic Products in all countries in the Lilly Territory. Ligand reserves the exclusive right to sell the Ligand Systemic Products to Lilly and to market and promote but not to sell or distribute the Ligand Systemic Products in the Lilly Territory. Lilly shall not distribute or sell the Ligand Systemic Products to any person or entity located or taking delivery outside the Lilly Territory or that Lilly has reason to believe plans to use or sell the Ligand Systemic Products outside the Lilly Territory.

        3. Lilly shall establish the price for and distribute, sell and book sales of the Ligand Systemic Products. Lilly shall purchase from Ligand the Ligand Systemic Products at a price equal to *** of the sales price established by Lilly. For orders of the Ligand Systemic Products for the initial commercial sales of the Ligand Systemic Products, and for any subsequent periods in which actual Net Sales may subsequently vary from the prices of the Ligand Systemic Products estimated by Lilly or in effect when the Ligand Systemic Products are ordered or shipped under the distribution agreement, the purchase price and Net Sales amount for purposes of the distribution agreement shall be based upon Lilly's good faith estimate of the Net Sales for the applicable purchase order or period. Subsequently, the actual purchase price paid shall be adjusted on a semiannual basis based upon the most recently available Net Sales information. Lilly shall adjust the purchase price for the Ligand Systemic Products as necessary to reflect actual Net Sales of the Ligand Systemic Products. Any amount due Ligand on account of such adjustments shall be paid by check or wire transfer within fifteen (15) days of the completion of such calculation.

        4. Lilly shall drop ship the Ligand Systemic Products to the location specified by Ligand in its orders and bill on a Ligand invoice the third party identified by Ligand. Lilly shall also provide to Ligand no later than seventy-five (75) days after the end of each Calendar Quarter a report showing the sales of the Ligand Systemic Products in each country in the Lilly Territory during the Calendar Quarter and Lilly's inventory of Ligand Systemic Products by item and package size as of the end of the Calendar Quarter certified to be accurate by an officer of Lilly.



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

        5. Ligand shall provide to Lilly no later than forty-five (45) days prior to the beginning of each Calendar Quarter a forecast of what Ligand anticipates Lilly's sales of Ligand Systemic Products will be for the Calendar Quarter. Lilly and Ligand shall agree on what is an adequate inventory of the Ligand Systemic Products and Lilly shall purchase from Ligand sufficient quantities to supply demand for the Ligand Systemic Products and maintain an adequate inventory. Lilly shall have the right to return any Ligand Systemic Products that (a) are not in conformance with the specifications or (b) when shipped have an expiry date of less than sixty (60) days from the date of shipment.

        6. Lilly shall purchase all of its requirements of Ligand Systemic Products from Ligand and shall pay for the Ligand Systemic Products in full within thirty (30) days of the date of Ligand's invoice. Lilly shall not be entitled to manufacture or have manufactured the Ligand Systemic Products. Lilly shall be entitled to appoint sub-distributors that are part of Lilly's normal distribution network solely for physical distribution of the Ligand Systemic Products. Lilly shall not be entitled to otherwise appoint sub-distributors, other than Lilly Affiliates without first obtaining Ligand's written consent, which consent will not be unreasonably withheld.

        7. Lilly shall indemnify and hold Ligand harmless from any and all claims based upon (a) Lilly's activities in connection with, or the death or bodily injury or property damage resulting from, Lilly's handling, storage, distribution or sale of the Ligand Systemic Products (including product liability claims but excluding any claims resulting from Ligand's manufacture, marketing or promotion of the Ligand Systemic Products) or (b) Lilly's negligence or willful misconduct or material breach of the distribution agreement, except in the case of (a) or (b) to the extent the claims result from Ligand's negligence or willful misconduct or material breach of the distribution agreement. Ligand shall indemnify and hold Lilly harmless from any and all claims based upon (a) Ligand's manufacture, marketing or promotion of the Ligand Systemic Products (including product liability claims but only to the extent the claims result from Ligand's manufacture, marketing or promotion of the Ligand Systemic Products), (b) Ligand's activities relating to the Ligand Systemic Products outside the Lilly Territory or (c) Ligand's negligence or willful misconduct or material breach of the distribution agreement, except in the case of (a), (b) or (c) to the extent the claims result from Lilly's negligence or willful misconduct or material breach of the distribution agreement.

        8. Ligand shall be responsible for the coordination of all recall activities with respect to the Ligand Systemic Products and shall pay all costs of any recall.

        9. The distribution agreement shall be terminable by either party after 60 days written notice in the event of an uncured material breach by the other party. The distribution agreement shall also terminate automatically in the event Lilly terminates all research, development and commercialization with respect to Targretin.

        10. Neither party shall be permitted to assign its rights under the distribution agreement without first obtaining the prior written consent of the other party, except in connection with the sale of all or substantially all of a party's assets, whether by merger or otherwise.



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

        11. The distribution agreement shall contain such other standard terms for the distribution of the Ligand Systemic Products in the Lilly Territory as the parties may mutually agree, which terms shall be consistent with the terms contained in the Option Agreement.



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

                                  SCHEDULE 7.8


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

                                  Schedule 12.9



        1. The Settlement Agreement, License and Mutual General Release between La Jolla Cancer Research Foundation, SelectRA Pharmaceutical Inc., Allergan Ligand, and Allergan Ligand Retinoid Therapeutics, Inc., effective August 23, 1995.

        2. The Amended and Restated Technology Cross License Agreement among Allergan, Inc., Ligand Pharmaceuticals Inc. and Allergan Ligand Retinoid Therapeutics, Inc., effective September 24, 1997.

        3. The license agreement between Salk Institute for Biological Studies and Ligand Pharmaceuticals Inc., effective October 20, 1988, and as amended on September 15, 1989, December 1, 1989 and October 20, 1990.

        4. The agreements between Insitut Pasteur de Lille and Ligand Pharmaceuticals Inc., effective March 1, 1995 and December 1, 1995.

        5. The agreement between Rockefeller and Ligand Pharmaceuticals Inc., effective November 14, 1991.

        6. The agreement between Baylor College of Medicine and Ligand Pharmaceuticals Inc., effective March 9, 1992 and September 1, 1992.